Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results and Reaffirms Previously Announced 2015 Guidance Levels

•	Total Net Revenue (“Revenue”) increased 14.1% to $204.3 million in the second quarter of 2015 from $179.1 million in the second quarter of 2014
•	Adjusted EBITDA(1) increased 0.4% to $33.5 in the second quarter of 2015 from $33.4 million in the second quarter of 2014
•	Sequentially, as compared to the first quarter of 2015, Revenue increased 12.7%, and Adjusted EBITDA(1) increased 66.1%
•	Earnings Per Share was $0.08 per share in the second quarter of 2015, a sequential increase from $(0.11) from the first quarter of 2015 and a decrease from $0.12 from last year’s second quarter
•	Aggregate procedural volumes increased 15.5% and same center volumes increased 7.6% as compared with the second quarter of 2014
•	Investments in California infrastructure made during the fourth quarter of 2014 and throughout 2015 are substantially complete; many of the operating costs associated with these investments should remain fixed as incremental revenue is added in the future.

LOS ANGELES, California, August 10, 2015 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 276 owned and/or operated outpatient imaging centers, today reported financial results for its second quarter of 2015.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “We are very pleased with the improvement in our second quarter performance relative to our financial results in the first quarter. All of our operating metrics increased during the quarter, including Revenue, Adjusted EBITDA(1), Net Income and procedural volumes. Most notably, our operating expense ratio improved significantly, dropping from 92.9% of Revenue in the first quarter of this year to 86.1% in this second quarter.”

Dr. Berger continued, “In particular, the investments we made during the end of last year and into this second quarter of this year are beginning to pay dividends. Higher patient volumes necessitated these investments. Our capitation business, which included the implementation of a new contract in this year’s second quarter, has increased over 35% from last year’s second quarter. The investments we made have grown our capacity to service larger patient volumes in many of our California markets.”

“This year, we expanded our call centers, pre-authorization teams and patient service coordinators, implemented a variety of information technology systems (like eRAD, time and attendance, payroll and human resources systems) and constructed new facilities. We also purchased facilities in key markets where we had little or no coverage previously. The results of many of these investments improved our service levels and financial results in the second quarter. I expect this improvement to continue. Even though we lowered our operating expense ratio from the first quarter of 2015, we are striving to decrease this ratio to last year’s operating levels. This can be accomplished through growing revenues in existing facilities, leveraging the capacity and investments we have recently made. Historically, once we have built capacity at our sites, future incremental patient volumes result in substantially more Adjusted EBITDA(1) and profitability.”

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Dr. Berger added, “Aside from the organic growth we are experiencing, I am excited about initiatives we have recently completed with two major health systems. On Friday, we announced an extensive expansion of our existing joint venture with Barnabas Health in New Jersey. As part of the transaction, Barnabas Health and RadNet are selling our respective wholly owned imaging facilities to the joint venture, and we will be pursuing a state-wide growth and consolidation strategy. Pending its merger with Robert Wood Johnson Health System, Barnabas Health will be the leading health system in New Jersey and will have $4.5 billion in annual Revenue. Our transaction with the Barnabas Health joint venture brings $35.5 million of new capital into RadNet and has significant other financial and strategic benefits. In addition, last week, we established a new joint venture with Lifebridge Health, one of the leading hospital systems in the Baltimore, Maryland and surrounding areas. In conjunction with establishing the new joint venture, we sold to Lifebridge a 25% interest in two of our imaging centers for $5 million and the potential for further cash consideration should certain financial targets be met. I believe there are considerable opportunities to grow this new venture and benefit from the reach Lifebridge has in the communities surrounding its medical centers, including opportunities for growth with its owned and affiliated medical groups.”

“These partnerships and others to come will be a key part of RadNet’s strategic direction and continue to validate our model of providing regionally concentrated, high quality multi modality imaging services to large patient populations. We believe that we remain an attractive partner to any hospital, health system or Accountable Care Organization seeking a broad array imaging expertise,” finished Dr. Berger.

Second Quarter Financial Results

For the second quarter of 2015, RadNet reported Revenue of $204.3 million, Adjusted EBITDA(1) of $33.5 million and Net Income of $3.4 million, respectively. Revenue increased $25.2 million (or 14.1%), Adjusted EBITDA(1) increased $0.1 million (or 0.4%) and Net Income decreased $1.7 million, respectively, over the second quarter of 2014. Per share Net Income for the second quarter was $0.08, compared to per share Net Income in the second quarter of 2014 of $0.12 (based upon a weighted average number of diluted shares outstanding of 44.7 million and 43.3 million for these periods in 2015 and 2014, respectively).

Affecting Net Income in the second quarter of 2015 were certain non-cash expenses and non-recurring items including: $2.0 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $94,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $74,000 loss on the sale of certain capital equipment; and $1.4 million of non-cash amortization of Deferred Financing Expense and discount on debt issuances.

For the second quarter of 2015, as compared with the prior year’s second quarter, MRI volume increased 17.9%, CT volume increased 26.6% and PET/CT volume increased 11.0%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 15.5% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2015 and 2014, MRI volume increased 9.0%, CT volume increased 21.0% and PET/CT volume increased 4.0%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 7.6% over the prior year’s same quarter.

Six Month Financial Results

For the six months ended June 30, 2015, RadNet reported Revenue, Adjusted EBITDA(1) and Net Loss of $385.6 million, $53.7 million and $(1.2) million, respectively. Revenue increased $37.6 million (or 10.8%), Adjusted EBITDA(1) decreased $7.3 million (or 12.0%) and Net Income decreased $4.8 million (excluding the tax adjusted loss on extinguishment of debt in the six month period of 2014), respectively, over the first six months of 2014. Net Loss Per Share for the six month period ended June 30, 2015 was $(0.03) per diluted share, compared to Net Income of $0.09 per diluted share in corresponding six month period of 2014 (also excluding the tax adjusted loss on extinguishment of debt during the first six months of 2014) based upon a weighted average number of fully diluted shares outstanding of 43.1 million and 42.2 million for these periods in 2015 and 2014, respectively).

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Affecting operating results in the six months ended June 30, 2015 were certain non-cash expenses and non-recurring items including: $5.6 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $130,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $36,000 loss on the sale of certain capital equipment; and $2.6 million of non-cash amortization of Deferred Financing Expense and discount on debt issuances.

2015 Guidance Update

RadNet reaffirms the previously announced 2015 fiscal year guidance ranges as follows:

2015 Guidance
Revenue (a)	$785 million - $805 million
Adjusted EBITDA(1)	$125 million - $135 million
Capital Expenditures (b)	$40 million - $45 million
Cash Interest Expense	$36 million - $40 million
Free Cash Flow Generation (c)	$42 million - $52 million
(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements. This excludes the provision for bad debts.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2015 results on Monday, August 10th, 2015 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, August 10, 2015

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-505-4375

International Dial-In Number: 719-325-2448

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=115820 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 7817070.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

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About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 276 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2015 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,319	$307
Accounts receivable, net	155,964	148,235
Current portion of deferred tax assets	17,246	17,246
Due from affiliates	5,153	1,561
Prepaid expenses and other current assets	28,528	24,671
Assets held for sale	31,179	–
Total current assets	243,389	192,020
PROPERTY AND EQUIPMENT, NET	225,867	223,127
OTHER ASSETS
Goodwill	196,672	200,304
Other intangible assets	46,000	47,624
Deferred financing costs, net of current portion	4,893	6,122
Investment in joint ventures	30,502	32,123
Deferred tax assets, net of current portion	37,188	35,334
Deposits and other	3,992	4,026
Total assets	$788,503	$740,680
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$94,078	$97,816
Due to affiliates	729	6,289
Deferred revenue	1,400	1,964
Current portion of notes payable	23,666	19,468
Current portion of deferred rent	2,206	2,100
Current portion of obligations under capital leases	6,256	5,637
Total current liabilities	128,335	133,274
LONG-TERM LIABILITIES
Deferred rent, net of current portion	25,461	20,965
Line of credit	–	15,300
Notes payable, net of current portion	612,399	551,059
Obligations under capital lease, net of current portion	4,329	6,143
Other non-current liabilities	5,795	6,241
Total liabilities	776,319	732,982
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized;44,409,449, and 42,825,676 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	4	4
Paid-in-capital	183,803	177,750
Accumulated other comprehensive loss	(153)	(112)
Accumulated deficit	(173,439)	(172,280)
Total RadNet, Inc.'s stockholders' equity	10,215	5,362
Noncontrolling interests	1,969	2,336
Total equity	12,184	7,698
Total liabilities and equity	$788,503	$740,680

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$188,403	$168,675	$353,433	$327,438
Provision for bad debts	(8,387)	(7,520)	(15,862)	(14,413)
Net service fee revenue	180,016	161,155	337,571	313,025
Revenue under capitation arrangements	24,273	17,927	47,985	34,933
Total net revenue	204,289	179,082	385,556	347,958
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	175,796	147,808	344,717	292,838
Depreciation and amortization	14,941	15,199	29,235	30,770
Loss on sale and disposal of equipment	74	46	36	292
Severance costs	94	383	130	864
Total operating expenses	190,905	163,436	374,118	324,764
INCOME FROM OPERATIONS	13,384	15,646	11,438	23,194

OTHER INCOME AND EXPENSES
Interest expense	10,423	10,336	20,419	22,108
Meaningful use incentive	–	–	(3,270)	(1,762)
Equity in earnings of joint ventures	(3,207)	(1,646)	(4,309)	(2,713)
Loss on early extinguishment of Senior Notes	–	471	–	15,927
Other expenses (income)	413	(4)	410	(2)
Total other expenses	7,629	9,157	13,250	33,558
INCOME (LOSS) BEFORE INCOME TAXES	5,755	6,489	(1,812)	(10,364)
(Provision for) benefit from income taxes	(2,192)	(1,233)	899	3,245
NET INCOME (LOSS)	3,563	5,256	(913)	(7,119)
Net income attributable to noncontrolling interests	168	112	246	161
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.COMMON STOCKHOLDERS	$3,395	$5,144	$(1,159)	$(7,280)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.08	$0.13	$(0.03)	$(0.18)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.08	$0.12	$(0.03)	$(0.18)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	43,370,024	40,817,333	43,059,686	40,413,863
Diluted	44,685,599	43,262,995	43,059,686	40,413,863

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(913)	$(7,119)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,235	30,770
Provision for bad debts	15,862	14,413
Equity in earnings of joint ventures	(4,309)	(2,713)
Distributions from joint ventures	6,195	5,041
Amortization and write off of deferred financing costs and loan discount	2,631	3,156
Loss on sale and disposal of equipment	36	292
Loss on early extinguishment of Senior Notes	–	15,927
Stock-based compensation	5,571	1,636
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(19,368)	(27,361)
Other current assets	(3,058)	(2,877)
Other assets	(3,687)	55
Deferred taxes	(1,854)	(4,117)
Deferred rent	4,602	420
Deferred revenue	(564)	132
Accounts payable , accrued expenses and other	(2,423)	(7,977)
Net cash provided by operating activities	27,956	19,678
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(34,407)	(1,811)
Purchase of property and equipment	(31,649)	(26,798)
Proceeds from sale of equipment	205	4
Equity contributions in existing and purchase of interest in joint ventures	(265)	(900)
Net cash used in investing activities	(66,116)	(29,505)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(3,969)	(9,368)
Proceeds from borrowings	74,401	205,737
Payments on Term Loan Debt/Senior Notes	(11,369)	(211,344)
Deferred financing costs	(531)	(2,387)
Net proceeds on revolving credit facility	(15,300)	18,980
Distributions paid to noncontrolling interests	(613)	(139)
Proceeds from issuance of common stock upon exercise of options/warrants	594	786
Net cash provided by financing activities	43,213	2,265
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(41)	(19)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,012	(7,581)
CASH AND CASH EQUIVALENTS, beginning of period	307	8,412
CASH AND CASH EQUIVALENTS, end of period	$5,319	$831
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$18,283	$23,464

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	June 30,
	2015	2014
Net Income Attributable to RadNet, Inc. Common Shareholders	$3,395	$5,144
Plus Provision for Income Taxes	2,192	1,233
Plus Other Expenses (Income)	413	(4)
Plus Loss on Early Extinguishment of Debt	–	471
Plus Interest Expense	10,423	10,336
Plus Severance Costs	94	383
Plus Loss on Sale of Equipment	74	46
Plus Depreciation and Amortization	14,941	15,199
Plus Non Cash Employee Stock Compensation	2,017	611
Adjusted EBITDA(1)	$33,549	$33,419

	Six Months Ended
	June 30,
	2015	2014
Net Loss Attributable to RadNet, Inc. Common Shareholders	$(1,159)	$(7,280)
Plus Provision for (Benefit From) Income Taxes	(899)	(3,245)
Plus Other Expenses (Income)	410	(2)
Plus Loss on Early Extinguishment of Debt	–	15,927
Plus Interest Expense	20,419	22,108
Plus Severance Costs	130	864
Plus Loss on Sale of Equipment	36	292
Plus Depreciation and Amortization	29,235	30,770
Plus Non Cash Employee Stock Compensation	5,571	1,636
Adjusted EBITDA(1)	$53,743	$61,070

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PAYOR CLASS BREAKDOWN**

Second Quarter
2015

Commercial Insurance	55.1%
Medicare	19.8%
Capitation	11.4%
Workers Compensation/Personal Injury	3.8%
Medicaid	2.8%
Other	7.1%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	Second Quarter	Full Year	Full Year	Full Year	Full Year
	2015	2014	2013	2012	2011

MRI	35.9%	36.1%	36.3%	35.5%	35.1%
CT	16.2%	15.3%	15.5%	16.0%	16.1%
PET/CT	5.4%	5.7%	5.6%	5.9%	6.0%
X-ray	9.8%	10.2%	10.5%	10.3%	10.1%
Ultrasound	11.1%	11.1%	11.0%	10.9%	10.9%
Mammography	15.6%	16.5%	15.7%	16.0%	15.9%
Nuclear Medicine	1.3%	1.4%	1.5%	1.5%	1.6%
Other	4.9%	3.7%	3.9%	4.0%	4.2%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, Meaningful Use, eRAD, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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